Exhibit 2

                        HORIZON ENERGY DEVELOPMENT, INC.
                                INCOME STATEMENT
                                   (Unaudited)

                                           Three Months Ended
                                           December 31, 1997
                                           ------------------

Operating Revenues                           $  11,588,701
                                             -------------

Operating Expenses:
   Operation Expense                             9,636,714
   Maintenance Expense                             515,695
   Property, Franchise and Other Taxes               2,142
   Depreciation, Depletion and Amortization        548,680
                                             -------------
Total Operating Expenses                        10,703,231
                                             -------------

Operating Income                                   885,470
                                             -------------

Other Income                                        26,441
                                             -------------

Interest Charges                                   614,161
                                             -------------

Income Before Income Taxes                         297,750
                                             -------------

Income Taxes - Current                             231,004
             - Deferred                            (12,316)
                                             -------------
                                                   218,688
                                             -------------

Minority Interest in Foreign Subsidiaries         (426,657)
                                             -------------

Net Loss                                     $    (347,595)
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